Exhibit 99.1
Veoneer appoints Ray Pekar as Chief Financial Officer

Stockholm, Sweden, November 4, 2020: The automotive technology company Veoneer, Inc. (NYSE: VNE and SSE: VNE SDB), has announced the appointment of Ray Pekar as Chief Financial Officer, effective March 2021. He first joined Autoliv in 1996 and became Vice President Business Development and Investor Relations for Veoneer upon its spin-off from Autoliv in 2018.

Ray Pekar will replace Mats Backman who has decided to leave Veoneer to seek new opportunities. Mats Backman will continue in his position as CFO until March 2021 and in order to ensure a smooth transition he will remain with Veoneer until May 2021. Backman first joined Autoliv in 2016.

"I have worked for five years as CFO first for Autoliv and later Veoneer. It has been a fantastic journey and we have achieved a lot, including establishing Veoneer as a stand-alone company with great growth prospects. Veoneer is now ready to enter a new phase, and this is the right time for me to take the next step", Backman said.

"I warmly welcome Ray to his new role. He brings solid experience from more than two decades with Autoliv and Veoneer. He is also highly respected in the global finance community. I would also like to sincerely thank Mats, with whom I have worked closely over the last five years, first at Autoliv and later at Veoneer. He has played a key role in building up a strong finance team with structured processes and has been the key contributor to our improved financial efficiency. I wish him all the best for the future", said Jan Carlson, Chairman, President & CEO, Veoneer.

"I look forward to taking on my new role. The timing for this transition is good, I get to participate in the next part of the build-up of Veoneer as the company enters a growth phase and advances its collaboration with Qualcomm", said Ray Pekar.

As an additional part of the development of Veoneer's financial management Christine Rankin, currently Vice President of Corporate Control, has been appointed Senior Vice President Corporate Control and Principal Accounting Officer for Veoneer, effective immediately.

Ray Pekar has more than 30 years in the automotive industry with positions of increasing responsibility in the areas of finance and accounting, business development, M&A and investor relations, including six years as VP Finance Autoliv North America. He is a CPA/CMA in Ontario, Canada and holds a Bachelor of Commerce Degree from the University of Windsor with a concentration in finance and accounting.
This report is information that Veoneer, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the EVP Communications and IR set out above, at 08:30 CET on Wednesday November 4, 2020.

For more information please contact:
Media, Investors & analysts:
Thomas Jönsson, EVP Communications & IR, tel +46 (0)8 527 762 27
Veoneer designs and manufactures products and solutions for active safety, autonomous driving, occupant protection and brake control. Our purpose is to create trust in mobility. Veoneer is a new technology company that is building on a heritage of close to 70 years of automotive safety development. In 2019, sales amounted to $1.9 billion. Veoneer has 7,400 employees in 12 countries. Headquartered in Stockholm, Sweden, Veoneer is listed on the New York Stock Exchange (NYSE: VNE) and on Nasdaq Stockholm (SSE: VNE SDB).

Safe Harbor Statement: This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Veoneer, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.